Exhibit T3A-91

Delaware	Page 1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “VF DC REALTY, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SEVENTH DAY OF OCTOBER, A.D. 2015, AT 10:14 O’ CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 2018, AT 11:22 O’ CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “VF DC REALTY, LLC”.

/s/ C. P. Sanchez Charuni Patibanda, Sanchez, Secretary of State

5852747 8100H SR# 20251001701	Authentication: 203131563 Date: 03-11-25
You may verify this certificate online at corp.delaware.gov/authver.shtml

To: Filing Department Page 2 of 2	2015-10-08 01:49:25 (GMT)	16104222550 From: Jonathan Gilbert

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is VF DC Realty, LLC

Second: The address of its registered office in the State of Delaware is 874 Walker Road, suite C in the City of Dover Zip code 19904. The name of its Registered agent at such address is United Corporate Services, Inc.

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                 ,’’ )

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 7th day of October 2015.

By:	/s/ Jonathan Gilbert
Authorized Person (s)

Name:	Jonathan Gilbert

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:14 PM 10/07/2015
FILED 10:14 PM 10/07/2015
SR 20150427540 - File Number 5852747

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is VF DC REALTY, LLC

                                       .

2. The Registered Office of the limited liability company in the State of Delaware is changed to 251 Little Falls Drive (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/S/ NICHOLAS K. VITA
Authorized Person

Name:	NICHOLAS K. VITA, AUTHORIZED PERSON
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:22 AM 02/23/2018
FILED 11:22 AM 02/23/2018
SR 20181279236 - File Number 5852747